Exhibit 16.2




                              Carlin, Charron & Rosen, LLP






                                                             January 14, 2005



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:      4net Software, Inc.
         Commission file no: 33-131110-NY
         --------------------------------


Ladies and Gentlemen:

We have been engaged, as of January 14, 2005, as the independent accountants of 4net Software, Inc. (the "Company"), effective with the review of the financial Statements for the quarter ended December 31, 2004.

We have been furnished with a copy of the Current Report on Form 8-K for 4net Software, Inc., dated January 14, 2005. We have read and agree with the statements made therein concerning our retention and our prior relationship with the Company.


                                            Very truly yours,

                                            /s/ Carlin, Charron & Rosen, LLP

                                            Carlin, Charron & Rosen, LLP